SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
              Securities Exchange Act of 1934 (Amendment No. __)

Check the appropriate box:
[X]   Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]   Definitive Information Statement

                           AXP Strategy Series, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules
      14c-5(g) and 0-11

      (1) Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
      (2) Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined);

          ----------------------------------------------------------------------
      (4) Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
      (5) Total fee paid:

          ----------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

          ----------------------------------------------------------------------
      (2) Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
      (3) Filing Party:

          ----------------------------------------------------------------------
      (4) Date Filed:

          ----------------------------------------------------------------------

RiverSource
Investments(SM)

                        RIVERSOURCE SMALL CAP GROWTH FUND
                     901 Marquette Avenue South, Suite 2810
                           Minneapolis, MN 55402-3268



                              INFORMATION STATEMENT

November _, 2005

Fellow Shareholder:

When you invest in subadvised funds at RiverSource Investments, you gain access to a group of carefully selected investment managers with deep industry experience and proven track records. You also put your trust in us to select and monitor these managers. To do this, we rigorously screen our subadvisers using key criteria to evaluate each subadvised fund. As a result, we know when a subadviser is not meeting our expectations.

Accordingly, we believe a change in management was necessary to achieve more consistent, competitive performance for RiverSource Small Cap Growth Fund. Effective September 23, 2005, Essex Investment Management Company and MDT Advisers replaced Bjurman, Barry & Associates and RS Investments as subadvisers to the Fund. Turner Investment Partners and UBS Asset Management will continue as subadvisers of the Fund.

Together, the four managers for the Fund now create a more favorable risk/return ratio for the Fund. While the Fund is positioned for upturns in the market, as a result of the change, we believe it is now better positioned for downturns in the market. Please note that as a result of the change, we believe the Fund's investment philosophy and objective of seeking to provide investors long term growth of capital will not change.

RiverSource Investments is committed to providing investment solutions that revolve around you. As an informed investor, you can track your fund's performance and other information at www.riversource.com/investments. As always, you can also call your financial advisor or investment professional for additional information about the Fund or its investment managers. We thank you for the confidence you have placed in us to continuously monitor and evaluate the subadvisers so that your investments will stay on track and help you reach your financial goals.


Sincerely,



Paula Meyer
President, RiverSource Funds


This material must be preceded or accompanied by a current prospectus, which contains more complete information about the Fund, including the investment objectives, risks, charges and expenses. For additional information about our funds, please call (800) 297-FUND, TTY: (800) 846-4852. Read the prospectus carefully before you invest.

Investment products are not federally or FDIC insured, are not deposits or obligations of, or guaranteed by, any financial institution and involve investment risks including possible loss of principal and fluctuation in value.

Stocks of small-capitalization companies involve substantial risk. Historically, these stocks have experienced greater price volatility than stocks of larger companies, and they can be expected to do so in the future.

RiverSource Funds are managed by RiverSource Investments, LLC and distributed by Ameriprise Financial Services, Inc., Member NASD. Both companies are part of Ameriprise Financial, Inc. On August 1, 2005, American Express Financial Advisors Inc. changed its name to Ameriprise Financial Services, Inc.

RiverSource
Investments(SM)

                        RIVERSOURCE SMALL CAP GROWTH FUND
                     901 Marquette Avenue South, Suite 2810
                           Minneapolis, MN 55402-3268



                              INFORMATION STATEMENT
                           NOTICE OF SUBADVISER CHANGE


This information statement mailed on or about ______, 2005, is being provided to the shareholders of RiverSource Small Cap Growth Fund (the "Fund"), a series of AXP Strategy Series, Inc., in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Fund has received from the Securities and Exchange Commission ("SEC"). This exemptive order permits RiverSource Investments, LLC ("RiverSource Investments" or "Investment Manager"), subject to approval of the Board of Directors (the "Board"), to select the subadvisers RiverSource Investments or the Investment Manager believes are best suited to achieve the Fund's investment objective. RiverSource Investments or the Investment Manager exercises this authority by adding or replacing subadvisers.

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

                      THE FUND AND ITS MANAGEMENT AGREEMENT

RiverSource Investments serves as investment manager to the Fund pursuant to an Investment Management Services Agreement (the "IMS Agreement") dated December 1, 2002. Under the IMS Agreement, RiverSource Investments monitors the performance of the subadvisers on an ongoing basis. Factors it considers are: the qualifications of a subadviser's investment personnel, its investment philosophy and process, and its long-term performance results. Short-term investment performance, by itself, is not a significant factor in recommending a change of a subadviser. As compensation for its services, RiverSource Investments receives a management fee from the Fund and RiverSource Investments pays the subadviser(s).

Subadvisers serve pursuant to separate subadvisory agreements (each a "Subadvisory Agreement") under which each manages the portion of the investment portfolio allocated to it by RiverSource Investments, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, a subadviser or its affiliated broker-dealer, may execute portfolio transactions for a Fund and receive brokerage commissions in connection with those transactions as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act"), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser's procedures are acceptable to RiverSource Investments and consistent with Board and RiverSource Investments policies.


                          ESSEX INVESTMENT COMPANY, LLC
                                  MDT ADVISERS
                       AND THE NEW SUBADVISORY AGREEMENTS

Prior to September 23, 2005, portions of the Fund's assets were managed by RS Investment Management, L.P. ("RSIM") and Bjurman, Barry & Associates ("BB&A"). At a meeting of the Board, held on September 7-8, 2005, the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 ACT (the "independent Board members"), approved the recommendation of RiverSource Investments to terminate the Subadvisory Agreements with RSIM and BB&A and to approve new Subadvisory Agreements with Essex Investment Company, LLC ("Essex") and MDT Advisers, a division of Harris Bretall Sullivan & Smith LLC ("MDTA"), which became effective on September 23, 2005.

The recommendation to replace RSIM and BB&A with Essex and MDTA was made by RiverSource Investments in the ordinary course of its ongoing evaluation of the subadvisers. The recommendation to hire Essex and MDTA was based on RiverSource Investments' analysis that the investment strategies of Essex and MDTA are complementary with each other and with the Fund's other subadvisers, Turner Investment Partners, Inc. ("Turner") and UBS Global Asset Management (Americas) Inc. ("UBS").

Under the IMS Agreement, the Fund pays RiverSource Investments a fee as follows:

         RiverSource Small Cap Growth Fund
       ------------------------------ --------------------------------------
             Assets (billions)           Annual rate at each asset level
       ------------------------------ --------------------------------------
                First $0.25                          0.920%
       ------------------------------ --------------------------------------
                 Next 0.25                            0.895
       ------------------------------ --------------------------------------
                 Next 0.25                            0.870
       ------------------------------ --------------------------------------
                 Next 0.25                            0.845
       ------------------------------ --------------------------------------
                 Next 1.00                            0.820
       ------------------------------ --------------------------------------
                 Over 2.00                            0.795
       ------------------------------ --------------------------------------


The table above represents the fee paid by the Fund to RiverSource Investments. RiverSource Investments, in turn, will pay the subadvisers out of its own assets, at the following rates:

Essex:   0.70% on the first $20 million, 0.65% on the next $15 million and 0.60%
thereafter.

MDTA:    0.60% on all assets.

The fee paid by RiverSource Investments to RSIM was 0.60% on the first $250 million and 0.50% thereafter. The fee paid by RiverSource Investments to BB&A was 0.80% on the first $10 million and 0.60% thereafter. For the last fiscal period, the following fees were paid to RiverSource Investments and to RSIM and BB&A.

                                    Fees paid by the          Fees paid by              Fees paid by
                                    Fund to RiverSource       RiverSource               RiverSource
                                    Investments*              Investments to            Investments to
                                                              RSIM                      BB&A
---------------------------------------------------------------------------------------------------------
RiverSource Small Cap Growth        $2,276,290                $581,602                  $366,178
(fiscal year ended 3/31/2005)

*RiverSource Investments uses these fees to pay both subadvisers.

Other than the identity of the subadviser, the fee schedule and the effective and renewal dates, there are no material differences between the RSIM and BB&A Subadvisory Agreements and the Essex and MDTA Subadvisory Agreements.

                             INFORMATION ABOUT ESSEX

Essex Investment Management Company, LLC, actively manages domestic growth equity portfolios for corporations, endowments, foundations, municipalities, public funds and private clients. The firm was established as a fundamental growth stock investment firm in 1976. Since 1998, the firm has been jointly owned by Essex's professional employees and by Boston-based Affiliated Managers Group (AMG). At the present time, Essex is 25% owned by its employees and 75% owned by AMG. As of September 30, 2005, Essex had approximately $4.4 billion in assets under management. Essex's principal offices are located at 125 High Street, 29th Floor, Boston, MA, 02110.

The following table provides information on the principal executive officers and directors of Essex.

         --------------------------- ------------------------------------------

         Name                        Title and Principal Occupation
         --------------------------- ------------------------------------------
         Joseph McNay                Chairman and Managing Principal
         --------------------------- ------------------------------------------
         Stephen Cutler              President and Managing Principal
         --------------------------- ------------------------------------------
         Christopher McConnell       Co-CEO, CFO, Chief Compliance Officer and
                                     Managing Principal
         --------------------------- ------------------------------------------
         Malcolm Maccoll             Co-CEO and Managing Principal
         --------------------------- ------------------------------------------
         Susan Stickells             Senior Principal and Portfolio Manager
         --------------------------- ------------------------------------------
         Nancy Prial                 Senior Principal and Portfolio Manager
         --------------------------- ------------------------------------------

Other Accounts with Similar Investment Objectives Managed by Essex

                                    Assets ($ millions)             Investment
Name                                as of September 30, 2005)       Advisory Fee
--------------------------------------------------------------------------------
Essex Small/Micro                   $73.4 million firmwide             1.25%
Cap Growth                          strategy assets

As of September 30, 2005, the Essex Small/Micro Cap Growth accounts consisted of 100% discretionary accounts.

                             INFORMATION ABOUT MDTA

MDT Advisers, Inc. (MDTAI) was formed in January 1988 as a quantitative fundamental equity manager. On August 26, 2002, Harris Bretall Sullivan & Smith LLC (Harris Bretall) acquired 100% of MDTAI, which then became MDT Advisers
(MDTA), a division of Harris Bretall. As of September 30, 2005, MDTA had approximately $4 billion in assets under management. MDTA's principal offices are located at 125 CambridgePark Drive, Cambridge, MA 02140.

The following table provides information on the principal executive officers and directors of MDTA.

------------------------------- ------------------------------------------------
Name                            Title and Principal Occupation
------------------------------- ------------------------------------------------
Gordon Ceresino                 Director, Member, CEO, President
------------------------------- ------------------------------------------------
R. Schorr Berman                Director, Founder
------------------------------- ------------------------------------------------
David Goldsmith                 Chief Investment Officer
------------------------------- ------------------------------------------------
Kenneth Revis                   Senior Portfolio Manager
------------------------------- ------------------------------------------------
Karen McPartland                Director, Chief Financial Officer
------------------------------- ------------------------------------------------
John Duane                      Director of Operations, Chief Compliance Officer
------------------------------- ------------------------------------------------
Susan Foley                     Member, Executive Vice President, Director
------------------------------- ------------------------------------------------
David Minella                   Director
------------------------------- ------------------------------------------------
Timothy Robinson                Director
------------------------------- ------------------------------------------------
William Parent                  Director
------------------------------- ------------------------------------------------
Andrew Laurence                 Director
------------------------------- ------------------------------------------------
James Cahill                    Director
------------------------------- ------------------------------------------------

Other Accounts with Similar Investment Objectives Managed by MDTA

                                    Assets ($ millions)             Investment
Name                                as of September 30, 2005)       Advisory Fee
--------------------------------------------------------------------------------
Optimum Q-                          $40.5 million                   100 to 125

Small Cap Growth                                                    basis points

Institutional Composite

As of September 30, 2005, the Optimum Q-Small Cap Growth Institutional Composite consisted of 3 discretionary accounts.

In evaluating the recommendation to hire Essex and MDTA as subadvisers for the Fund, the Board considered, among other factors:

o The favorable history, reputation, qualification and background of each subadviser, as well as the qualifications of each subadviser's personnel and its financial condition.

o The expertise that each subadviser offers in providing portfolio management services to other similar portfolios and the performance history of those portfolios.

o    Each subadviser's proposed investment strategy for the Fund.

o Each subadviser's long- and short-term performance relative to comparable mutual funds and unmanaged indexes.

o    The compliance program of each subadviser.


The terms of the Subadvisory Agreements are consistent with the language of the registration statements of the Fund and the IMS Agreement between the Fund and RiverSource Investments.

Based on the foregoing analysis, the Board concluded that the approval of the Subadvisory Agreements is in the best interests of the Fund and its shareholders.

For a Fund managed by multiple subadvisers, such as the Fund, RiverSource Investments, subject to the discretion of the Board, decides the proportion of Fund assets to be managed by each subadviser, and may change these proportions at any time. As of September 22, 2005, the Fund's assets were managed as follows:


--------------------------------- --------------- ---------------- --------------- ---------------
                                       RSIM           Turner            BB&A            UBS
--------------------------------- --------------- ---------------- --------------- ---------------
RiverSource Small Cap Growth          21.1%            29.1%           16.3%           33.5%
--------------------------------- --------------- ---------------- --------------- ---------------


As of September 23, 2005, the Fund's assets are managed as follows:

--------------------------------- --------------- ---------------- ---------------- ----------------
                                      Turner            UBS             Essex            MDTA
--------------------------------- --------------- ---------------- ---------------- ----------------
RiverSource Small Cap Growth          29.3%            33.6%            18.7%            18.5%
--------------------------------- --------------- ---------------- ---------------- ----------------

                              FINANCIAL INFORMATION

The Fund's most recent annual report and semiannual report are available on request, without charge, by writing to 70100 Ameriprise Financial Center, Minneapolis, Minnesota 55474 or calling (800) 862-7919, or via the Fund's website at www.riversource.com/investments

                         RECORD OF BENEFICIAL OWNERSHIP

For RiverSource Small Cap Growth Fund, as of record date of September 30, 2005, clients of Charles Schwab & Co., a brokerage firm, held 14.18% of Class A shares; Ameriprise Trust Company, Minneapolis, MN, held 81.97% of Class Y shares; Portfolio Builder Moderate Aggressive Fund held 33.44% of Class I shares, Portfolio Builder Moderate Fund held 20.49% of Class I shares, Portfolio Builder Aggressive Fund held 19.47% of Class I shares, Portfolio Builder Total Equity Fund held 19.09% of Class I shares and Portfolio Builder Moderate Conservative Fund held 5.78% of Class I shares.

[As of _____, 2005, Board members and officers of the Fund as a group owned less than 1% of the outstanding shares of the Fund.]


                              SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.



____ __, 2005

By Order of the Board of Directors

Leslie L. Ogg, Secretary